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                                                                     Exhibit 5.1

                [PIPER MARBURY RUDNICK & WOLFE LLP LETTERHEAD]

                               September 8, 2000


Audible, Inc.
65 Willowbrook Boulevard
Wayne, New Jersey 07470

          Re:  Registration Statement on Form S-3
               File No. 333-

Ladies and Gentlemen:

     We have acted as counsel to Audible, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the public offering, which is not being underwritten, from time to time of up to 1,509,813 shares of the Company's common stock, par value $.01 per share ("Registered Shares").

     We have examined the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, it is our opinion that the Registered Shares have been duly authorized for issuance, and after issuance of the certificates therefor by the Company will be duly and validly issued, fully paid and non-assessable shares of common stock of the Company.

     This opinion is not rendered with respect to any laws other than the Delaware General Corporation Law and the Federal laws of the United States.

     We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby
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admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission relating thereto.



                                   Very truly yours,

                                   /s/ Piper Marbury Rudnick & Wolfe LLP